UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 23, 2015

PMC-SIERRA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1380 Bordeaux Drive
Sunnyvale, CA 94089
(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.          Results of Operations and Financial Condition

On July 23, 2015, PMC-Sierra, Inc. (the “Company”) issued a press release reporting the financial results for its fiscal second quarter ended June 27, 2015.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As a supplement to the Company’s condensed consolidated financial statements presented on a generally accepted accounting principles (“GAAP”) basis, the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, net, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), benefit from (provision for) income taxes, operating expenses, operating (loss) income, net (loss) income, and basic and diluted net (loss) income per share in its press release, along with reconciliations to each of the most comparable GAAP measures.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its in-period operating performance and the measures are used for planning and forecasting of the Company’s future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

The information in Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 2.05.          Costs Associated with Exit or Disposal Activities

On July 23, 2015, the Company announced its cost reduction plan to reduce spending across the organization.  This involves a reduction in force of approximately 200 employees worldwide and other reductions that are together expected to result in approximately $40 million per year in savings.  In connection with this plan, the Company expects to incur charges of approximately $15 million to $16 million, including approximately $13 million to $14 million in charges related to employee severance and related compensation benefits and approximately $2 million in charges related to site closures, asset impairments, and completion costs.  The Company expects approximately $14 million of these charges to be future cash expenditures.  The Company expects to realize the full savings from its spending reductions by end of fourth quarter 2015 and to complete activities under its cost reduction plan by end of fourth quarter 2016.

The cost estimates included above are preliminary and represent forward-looking statements based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “could,” “should,” “estimates,” “predicts,” “potential,” “continue,” “becoming,” “transitioning” and similar expressions, and variations or negatives of these words, and include the statement of our current expectations regarding our operating expense savings resulting from the restructuring activities described above. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this Current Report.   We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01.          Financial Statements and Exhibits

(d)	Exhibits.

	99.1	Press release dated July 23, 2015 reporting financial results of the Registrant for its fiscal second quarter ended June 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.
(Registrant)

Date:	July 23, 2015	By:	/s/ Steven J. Geiser
Vice President
Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated July 23, 2015, reporting financial results of the Registrant for its fiscal second quarter ended June 27, 2015.